Exhibit 10.31

EXECUTION COPY

IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PHARSIGHT CORPORATION

PREFERRED STOCK AND WARRANT

PURCHASE AGREEMENT

June 25, 2002

TABLE OF CONTENTS

SECTION 1.	AUTHORIZATION OF SALE OF THE SECURITIES

SECTION 2.	AGREEMENT TO SELL AND PURCHASE THE SECURITIES

2.1	Sale of Units

2.2	Separate Agreement

SECTION 3.	CLOSING AND DELIVERY

3.1	Closing

3.2	Delivery of the Units at the Closing

3.3	Subsequent Sales of Shares

SECTION 4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

4.1	Organization and Qualification

4.2	Capitalization

4.3	Authorization of Securities

4.4	Governmental Consents

4.5	Due Authorization, Execution and Delivery of Agreement

4.6	No Conflicts

4.7	Title to Assets

4.8	Permits

4.9	Legal Actions

4.10	Labor

4.11	No Violations

4.12	Insurance

4.13	Company Contracts

4.14	SEC Documents

4.15	Related Party Transactions

4.16	Financial Statements

4.17	Intellectual Property

4.18	Regulation

4.19	Nasdaq Listing

4.20	Taxes

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4.21	No Integration or General Solicitation

4.22	No Registration

4.23	No Material Changes

4.24	Accounting Controls

4.25	Form S-3 Qualification

4.26	No Anti-Dilution Event

4.27	Registration Rights

4.28	Complete Disclosure

SECTION 5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

SECTION 6.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

SECTION 7.	CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

7.1	Receipt of Payment

7.2	Representations and Warranties Correct

7.3	Covenants Performed

7.4	Nasdaq Notice Periods

7.5	Nasdaq or Stockholder Approval

SECTION 8.	CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING

8.1	Representations and Warranties Correct

8.2	Covenants Performed

8.3	Reservation of Conversion Shares and Warrant Shares

8.4	Legal Opinion

8.5	Officer’s Certificate

8.6	Secretary’s Certificate

8.7	Nasdaq or Stockholder Approval

SECTION 9.	REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT

9.1	Registration Procedures

9.2	Transfer of Shares After Registration; Suspension; Damages

9.3	Expenses of Registration

9.4	Delay of Registration; Furnishing Information

9.5	Indemnification

9.6	Agreement to Furnish Information

9.7	Assignment of Registration Rights

9.8	Rule 144 Reporting

9.9	S-3 Eligibility

9.10	Termination of Registration Rights

9.11	Amendment of Registration Rights

9.12	Legends

SECTION 10.	BROKER’S FEE

SECTION 11.	NOTICES

SECTION 12.	MISCELLAEOUS

12.1	Waivers and Amendments

12.2	Agreement to Vote for Issuance of Subsequent Units

12.3	Headings

12.4	Severability

12.5	Governing Law

12.6	Counterparts

12.7	Successors and Assigns

12.8	Entire Agreement

12.9	Payment of Fees and Expenses

12.10	Waiver of Conflicts

ATTACHMENTS:

Exhibit A	—	Schedule of Purchasers
Exhibit B	—	Form of Warrant
Exhibit C	—	Certificate of Designations of Series A Convertible Preferred Stock
Exhibit D	—	Opinion of Cooley Godward LLP
Exhibit E	—	Plan of Distribution
Appendix I	—	Stock Certificate and Warrant Questionnaire
Appendix II	—	Registration Statement Questionnaire
Appendix III	—	Seller’s Certificate of Sale

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PREFERRED STOCK AND WARRANT

PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 25th day of June, 2002 (the “Effective Date”), by and among PHARSIGHT CORPORATION, a Delaware corporation with its principal place of business at 800 West El Camino Real, Suite 200, Mountain View, California 94040, (the “Company”) and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.         AUTHORIZATION OF SALE OF THE SECURITIES.  Subject to the terms and conditions of this Agreement, the Company has or before the Initial Closing Date (as defined in Section 3) will have authorized (a) the sale and issuance of up to one million eight hundred fourteen thousand six hundred sixty two (1,814,662) shares of its Series A Convertible Preferred Stock (the “Preferred Stock”), (b) the issuance of the shares of its Common Stock (the “Common Stock”) to be issued upon conversion of the Preferred Stock (the “Conversion Shares”), and (c) the sale and issuance of Warrants, each in substantially the form attached hereto as Exhibit B (each a “Warrant” and collectively the “Warrants”), to purchase up to one million eight hundred fourteen thousand six hundred sixty two (1,814,662) shares (the “Warrant Shares”) of Common Stock, and the issuance of the Warrant Shares upon exercise of the Warrants.  The shares of Preferred Stock sold hereunder, the Conversion Shares and the Warrant Shares shall be referred to herein as the “Shares.”  The Shares and the Warrants shall be referred to herein as the “Securities.”

SECTION 2.                            AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1          Sale of Units.  At each Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price equal to $4.133 per “Unit,” the number of Units set forth next to such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”) with respect to such Closing.  As used herein, a Unit is comprised of (i) one (1) share of Preferred Stock, and (ii) one warrant to purchase one share of Common Stock.

2.2          Separate Agreement.  Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Units that appear on Exhibit A hereto and that relate to such Purchaser.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale.

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SECTION 3.                            CLOSING AND DELIVERY.

3.1          Closing.  The closing of the purchase and sale of the first Units to be sold pursuant to this Agreement (the “Initial Units”) shall be held on June 26, 2002, at the offices of Cooley Godward LLP, 3715 Hanover Street, Palo Alto, California, or on such other date and place as may be agreed to by the Company and the Purchasers.  The date of the closing of the purchase and sale of the Initial Units is referred to herein as the “Initial Closing Date”, the closing of the purchase and sale of the purchase and sale of the remaining Units (the “Subsequent Units”) pursuant to Section 3.3 is referred herein as the “Subsequent Closing Date”, and each such closing is referred to as a “Closing.”

3.2          Delivery of the Units at the Closing.  At each Closing, the Company shall deliver to each Purchaser stock certificates and Warrants registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Preferred Stock and Warrants to be purchased by such Purchaser at the respective Closing as set forth in the Schedule of Purchasers.  The name(s) in which the stock certificates and Warrants are to be issued to each Purchaser are set forth in the Stock Certificate and Warrant Questionnaire in the form attached hereto as Appendix I, as completed by each Purchaser.

3.3          Subsequent Sales of Shares.  On the third business day following the earlier to occur of (a) approval by The Nasdaq Stock Market of the sale of the Subsequent Units or (b) approval by the stockholders of the Company in accordance with the requirements of The Nasdaq Stock Market of the sale of the Subsequent Units, the Purchasers shall purchase, and the Company shall sell, the Subsequent Units as set forth on Exhibit A.  All such sales shall be made on the terms and conditions set forth in this Agreement.  The Company covenants and agrees to use it best efforts to cause such approval of the stockholders of the Company for the issuance and sale of the Subsequent Units to occur on or before September 15, 2002, and, if such approval is not obtained by such date, the Company shall use its best efforts to cause such approval to occur as soon thereafter as practicable.

SECTION 4.                            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth in the Schedule of Exceptions dated as of even date herewith and provided to the Purchasers separately from this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

4.1          Organization and Qualification.  Each of the Company and the Subsidiary (as defined below) has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and the Subsidiary are duly qualified to do business as foreign corporations in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have a material adverse effect on transactions contemplated by this Agreement or the condition (financial or other), business, properties or results of operations of the Company (hereinafter, a “Material Adverse Effect”). The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect. Except as

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set forth in the Schedule of Exceptions, the Company does not presently own, directly or indirectly, any of the stock or other equity interests in any entity  The “Subsidiary” shall mean Pharsight International Co., a Delaware corporation.

4.2          Capitalization.  (a) The authorized capital stock of the Company consists of: (i) one hundred twenty million (120,000,000) shares of common stock, par value $0.001 per share (“Common Stock”) and (ii) five million (5,000,000) shares of preferred stock. As of May 31, 2002, 18,779,442 shares of Common Stock have been issued and are outstanding and no shares of Preferred Stock are issued and outstanding. There are no other outstanding shares of capital stock or voting securities of the Company other than shares of Common Stock issued after May 31, 2002 under the Company’s 2000 Employee Stock Purchase Plan and 2001 UK Employee Stock Purchase Plan (the “ESPPs”) or upon the exercise of options issued under the Company’s 2000 Equity Incentive Plan, 1997 Stock Option Plan, 1995 Stock Option Plan, the UK Company Share Option Plan or 2000 CEO Non-Qualified Stock Option Plans (the “Plans”). All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. As of the close of business on May 31, 2002, the Company has reserved an aggregate of 4,354,423 shares of Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Common Stock issued under the Company’s Plans, 3,472,995 shares of Common Stock available for future grants of options under the Company’s Plans, and an aggregate of 275,652 shares of Common Stock for issuance upon exercise of outstanding warrants. Other than as contemplated by this Agreement or under the ESPPs, and except as described in this Section 2.2, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                (b)           All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim.

4.3          Authorization of Securities.  The Securities, and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the applicable Closing Date, will have been validly issued, fully paid and non-assessable. None of the Securities are or will be subject to any preemptive right or any right of refusal.

4.4          Governmental Consents.  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and such as may be required under state securities laws and except for the

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approval of the Company’s stockholders to the issuance of the Subsequent Units pursuant to NASD Rule 4350(i).

4.5          Due Authorization, Execution and Delivery of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its stockholders, directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company’s obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities has been taken, other than the filing of the Certificate of Designations, the form of which is attached hereto as Exhibit C (which will be filed prior to the sale of the Initial Units), and except for the approval of the Company’s stockholders to the issuance of the Subsequent Units pursuant to NASD Rule 4350(i).  This Agreement and the transactions hereunder have also been approved by a majority of the disinterested directors of the Company, within the meaning of Section 144 of the Delaware General Corporation Law.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

4.6          No Conflicts.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities, will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or the Subsidiary, (ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or the Subsidiary or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the properties of the Company or the Subsidiary is subject. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

4.7          Title to Assets.  The Company and the Subsidiary have good and marketable title to all real properties and all other properties and assets owned by it that are material to the operation of the business of the Company or the Subsidiary, in each case free from liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and the Subsidiary hold all leased real and personal property that are material to the operation of their respective businesses under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

4.8          Permits.  The Company and the Subsidiary possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess

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would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect.

4.9          Legal Actions.  There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company or the Subsidiary or any of their respective properties or any director, officer or employee (related to any such person’s services as a director, officer or employee of the Company or the Subsidiary) that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities and, to the actual knowledge of the Company’s executive officers, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor the Subsidiary has initiated and neither has any plan to initiate any action, suit or proceeding that, if decided adversely to the Company or the Subsidiary, could, individually or in the aggregate, result in a Material Adverse Effect.

4.10        Labor.  No material labor dispute exists or, to the actual knowledge of the Company’s executive officers, is imminent with respect to any of the employees of the Company or the Subsidiary.

4.11        No Violations.  Neither the Company nor the Subsidiary is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or the Subsidiary under), nor has the Company or the Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

4.12        Insurance.  The  Company maintains insurance and in such coverage amounts as is customary in the business in which the Company is engaged. The Company has no reason to believe that such insurance is not sufficient against such losses and risks and not in such amounts as are reasonably customary in the business in which the Company is engaged.

4.13        Company Contracts.  Except as filed under the SEC Documents (defined below), neither the Company nor the Subsidiary is a party to any material contract, as such contracts are defined in Reg. § 601(a)(10) of Regulation S-K under the Securities Act (each such contract, a “Company Contract”). To the actual knowledge of the executive officers of the Company, each Company Contract is valid, binding and in full force and effect and is enforceable by the Company or the Subsidiary in accordance with its terms subject to applicable

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bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general equitable principles and except to the extent that the failure of a Company Contract to be valid, binding and in full force and effect would not be reasonably likely to have a Material Adverse Effect. As of the date hereof, no party to any such Company Contract has notified the Company or the Subsidiary that it intends to terminate such Company Contract. The Company and the Subsidiary have performed, in all respects, all obligations required to be performed by it to date under the Company Contracts, as amended, and neither the Company nor the Subsidiary is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the actual knowledge of the executive officers of the Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in each case to the extent that such breach or default would not be reasonably likely to have a Material Adverse Effect.

4.14        SEC Documents.  The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since June 26, 2001, including copies of all the exhibits referenced therein (the “SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since June 26, 2001 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.15        Related Party Transactions.  Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the actual knowledge of the executive officers of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than customary transactions involving reasonable amounts for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the actual knowledge of the executive officers of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.16        Financial Statements.  The financial statements included in the SEC Documents present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably

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expected to be, individually or in the aggregate, material in amount), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing.

4.17        Intellectual Property.  The Company and the Subsidiary own or possess, or can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary to conduct its business as now operated by it and as currently proposed to be operated by it. To the actual knowledge of the executive officers of the Company,  the methods, products, services, works, technologies, systems and processes employed by the Company to conduct its business do not infringe upon or misappropriate any Intellectual Property Rights of any person or entity anywhere in the world, except for Intellectual Property Rights which the Company can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. To the actual knowledge of the executive officers of the Company, no claims or written notice (i) challenging the validity, effectiveness or ownership by the Company or the Subsidiary of any of the Intellectual Property Rights of the Company or the Subsidiary, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by the Company or the Subsidiary infringes or will infringe on any Intellectual Property Rights of any person or entity have been asserted or, to the actual knowledge of the executive officers of the Company, are threatened by any person or entity, nor are there, to the actual knowledge of the executive officers of the Company, any valid grounds for any bona fide claim of any such kind except as can be cured by the Company by procurement of Intellectual Property Rights which the Company can acquire on reasonable terms that would not individually or in the aggregate have a Material Adverse Effect. There has been no material default (nor does any set of circumstances exist that will cause such a default) with respect to any license granting Intellectual Property Rights to the Company or the Subsidiary. To the actual knowledge of the executive officers of the Company, no employee or third party is or has been infringing or using without authorization any Intellectual Property Rights of the Company or the Subsidiary. The Company and the Subsidiary use and have used, commercially reasonable efforts to maintain the confidentiality of its trade secrets.

4.18        Regulation.  Neither the Company nor the Subsidiary is subject to regulation by the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act and the Regulations thereunder (“FDCA”). Neither the Company nor the Subsidiary has received any written notices or correspondence from the FDA or any other governmental authority requiring the termination, suspension or material modification of any tests or evaluations conducted on behalf of the Company or the Subsidiary.

4.19        Nasdaq Listing.  The Company has not, in the 12 months preceding the date hereof, received notice from The Nasdaq Stock Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all

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such listing and maintenance requirements. The issuance and sale of the securities hereunder does not contravene the rules and regulations of The Nasdaq Stock Market.

4.20         Taxes.  The Company and the Subsidiary have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and the Subsidiary have set aside on their books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the actual knowledge of the executive officers of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s or the Subsidiary’s tax returns is presently being audited by any taxing authority.

4.21        No Integration or General Solicitation.  Neither the Company nor, to the actual knowledge of the executive officers of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an “Affiliate”) of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (b) offered, solicited offers to buy or sold the Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

4.22        No Registration.  Subject to the accuracy of each of the Purchaser’s representations herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the several Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act.

4.23        No Material Changes.  Except as disclosed in the SEC Documents, since March 31, 2001, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans. Except as disclosed in the SEC

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Documents, since March 31, 2001 no material off-balance sheet liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which would individually or in the aggregate have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

4.24        Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.25        Form S-3 Qualification.  The Company satisfies the requirements for use of Form S-3 for registration of the resale of the Securities as contemplated herein. To the actual knowledge of the executive officers of the Company, there exist no facts or circumstances that could reasonably be expected to prohibit or delay the preparation or initial filing of the Registration Statement.

4.26        No Anti-Dilution Event.  The issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

4.27        Registration Rights.  The Company has not granted or agreed to grant any person or entity any rights (including “piggy-back” registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Securities in any registration statement, except for such as have been satisfied or waived.

4.28        Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  Furthermore, in the event that the SEC shall inform the Company that the SEC believes that the Company is an “investment company” as such term is defined in the 1940 Act, the Company shall manage its investments and promptly take such other

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actions as is reasonably necessary in order that the SEC shall no longer consider the Company to be an “investment company” as such term is defined in the 1940 Act.

4.29        Complete Disclosure.  All information provided to the Purchasers in connection with the transactions contemplated hereby, or contained in this Agreement and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 5.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)           Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser’s purchaser representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.

(b)           Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5(c).

(c)           Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)           Purchaser has completed or caused to be completed the Stock Certificate and Warrant Questionnaire and the Registration Questionnaire, attached hereto as Appendix I and Appendix II, respectively, for use in preparation of the Registration Statements to be filed by the Company, and the answers thereto are true and correct to the best knowledge of Purchaser as of the date hereof and will be true and correct as of the effective date of the applicable Registration Statement (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

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(e)           Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the information delivered to Purchaser as described in Sections 4.4 and 5(a) above and the representations and warranties of the Company contained herein.

(f)            is an “accredited Purchaser” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(g)           Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.5 relating to indemnity or contribution.

(h)           The Alloy Entities (as defined below), and only the Alloy Entities, represent and warrant that they, together with their Affiliates, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), prior to the issuance of the Units, an aggregate of 3,216,242 shares of the Company’s Common Stock (including 91,646 shares issuable upon the exercise of outstanding warrants).  The Sprout Entities (as defined below), and only the Sprout Entities, represent and warrant that they, together with their Affiliates, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), prior to the issuance of the Units, an aggregate of 1,804,350 shares of the Company’s Common Stock.  The parties hereto understand and agree that “beneficial ownership”, for the purposes of the representations in this Section 5(h), shall not be deemed to include stock options held by any director on the Board of Directors of the Company that is affiliated with any of the Purchasers.  The “Alloy Entities” shall mean:  Alloy Partners 2000, L.P., Alloy Ventures 2000, L.P., Alloy Corporate 2000, L.P., and Alloy Investors 2000, L.P.  The “Sprout Entities” shall mean:  Donaldson, Lufkin & Jenrette Securities Corporation (as nominee for DLJ First ESC L.P., EMA 2001 Plan, L.P., CSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc., Docklands 2001 Plan, L.P. and Paradeplatz 2001 Plan, L.P.), Sprout Entrepreneurs Fund, L.P., Sprout Capital IX, L.P., Sprout Capital VII, L.P., Sprout CEO Fund, L.P., DLJ Capital Corp., and DLJ First ESC L.P.

SECTION 6.         SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Securities being purchased and the payment therefor.

SECTION 7.         CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.  The Company’s obligation to complete the sale and issuance of the Units and deliver shares of Preferred Stock and Warrants to each Purchaser, individually, as set forth in the Schedule of

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Purchasers, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

7.1          Receipt of Payment.  The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by such Purchaser at the applicable Closing as set forth in the Schedule of Purchasers.

7.2          Representations and Warranties Correct.  The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the date of the Closing.

7.3          Covenants Performed.  All covenants, agreements and conditions contained herein to be performed by such Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

7.4          Nasdaq Notice Periods.  Satisfaction of any notice period required by Nasdaq and receipt of any necessary waivers from Nasdaq.

7.5          Nasdaq or Stockholder Approval.  With respect to the sale of the Subsequent Units only, the Company shall have obtained either (a) approval by The Nasdaq Stock Market of the sale of the Subsequent Units or (b) approval by the stockholders of the Company in accordance with the requirements of The Nasdaq Stock Market of the sale of the Subsequent Units.

SECTION 8.         CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.  Each Purchaser’s obligation to accept delivery of the Units and to pay for the Securities evidenced thereby at each Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

8.1          Representations and Warranties Correct.   The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on the Initial Closing Date and as of the date of this Agreement.

8.2          Covenants Performed.  All covenants, agreements and conditions contained herein to be performed by the Company shall have been performed or complied with in all material respects.

8.3          Reservation of Conversion Shares and Warrant Shares.   The Conversion Shares and the Warrant Shares shall have been duly authorized and reserved for issuance upon such conversion.

8.4          Legal Opinion.   With respect to the sale of the Initial Units, each Purchaser must have received a customary opinion, dated the Initial Closing Date, from Cooley Godward LLP, counsel for the Company, substantially in the form attached hereto as Exhibit D.

8.5          Officer’s Certificate.   With respect to the sale of the Initial Units, each Purchaser must have received a certificate, dated the Initial Closing Date, of an officer of the

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Company in which such officer shall state that: the representations and warranties of the Company in Section 4 of this Agreement are correct as of such date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and there has been no event constituting a Material Adverse Effect since the date of this Agreement.

8.6          Secretary’s Certificate.   With respect to the sale of the Initial Units, each Purchaser must have received a certificate, dated the Initial Closing Date, of the Secretary of the Company in customary form certifying as to (i) the bylaws of the Company, (ii) the certificate of incorporation of the Company, (iii) the resolutions of the Board of Directors of the Company and any committee of the Board of Directors approving the transactions contemplated by this Agreement.

8.7          Nasdaq or Stockholder Approval.  With respect to the sale of the Subsequent Units only, the Company shall have obtained either (a) approval by The Nasdaq Stock Market of the sale of the Subsequent Units or (b) approval by the stockholders of the Company in accordance with the requirements of The Nasdaq Stock Market of the sale of the Subsequent Units, and each Purchaser shall have received a certificate, dated the Subsequent Closing Date, of an officer of the Company in which such officer shall confirm receipt of such approval.

SECTION 9.         REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

9.1          Registration Procedures.  The Company is obligated to do the following:

(a)           No later than 55 calendar days after the Initial Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one or more registration statements (collectively, the “Registration Statement”) on Form S-3 (unless the Company is not then eligible to register for resale on Form S-3, in which case on another appropriate form) in order to register with the SEC the resale by the Purchasers, from time to time, of the Conversion Shares and the Warrant Shares and a reasonable estimate of any Common Stock to be issued as (or issuable upon the conversion or exercise of any convertible preferred stock, warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares or the Warrant Shares (collectively, the “Registrable Securities”) through Nasdaq or the facilities of any national securities exchange on which the Companys Common Stock is then traded, or in privately negotiated transactions. Unless otherwise directed by the Purchasers or as required by the SEC or the rules and regulations of the SEC as then in effect, the Registration Statement shall contain the Plan of Distribution attached hereto as Exhibit E. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon thereafter as possible, but in any event prior to 105 days after Initial Closing Date (the “Effectiveness Deadline”). Notwithstanding anything to the contrary set forth above, if the Company is eligible to use Form S-3 for the Conversion Shares and Warrant Shares issuable as a result of the issuance of the Initial Units, but the SEC determines that the Company is not eligible to use Form S-3 for the Conversion Shares and Warrant Shares issuable as a result of

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the issuance of the Subsequent Units until the Subsequent Units have been issued, then the Company shall not be required to file a registration statement with respect to the the Conversion Shares and Warrant Shares issuable as a result of the issuance of the Subsequent Units until 45 days after the Subsequent Closing Date, nor cause such registration statement to become effective until 105 days after Subsequent Closing Date, and the terms “Filing Date” and “Effectiveness Deadline,” and all calculations set forth in this Section 9 based upon the late filing or effectiveness of the Registration Statement shall, with respect to the registration statement relating to the Subsequent Units under these circumstances refer to the dates set forth in this sentence.

(b)           Not less than five trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a “Prospectus”) or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), and (ii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement. The Company will cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers shall deem reasonably necessary as soon as practicable after having received such inquiries.

(c)           The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, (B) such time that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act, or (C) such time as all Purchasers shall hold less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act (the “Effectiveness Period”). The Company shall not, during such period, voluntarily take any action that would result in the Purchasers not being able to offer and sell Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 9.2(e) below.

(d)           (i) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement (including pre-effective and post-effecive amendments), Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers; and (ii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 9.1(d)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-

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effective amendment as promptly as reasonably possible and will promptly notify the Purchaser pursuant to Section 9.1(d)(i) hereof when the amendment has become effective).

(e)           Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a review of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any posteffective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)            File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(g)           Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(h)           Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

(i)            In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing

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underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(j)            In the event of any underwritten public offering, use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(k)           Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq, if the Common Stock is then listed on Nasdaq, and each other securities exchange on which similar securities issued by the Company are then listed.

(l)            The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

9.2          Transfer of Shares After Registration; Suspension; Damages.

(a)           Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 9.1 and as described below, (ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchasers election to exclude all of such Purchasers Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Any delay of a Purchaser in taking the actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 9.2(a), or caused solely as a result of the use of the Plan of Distribution filed as Exhibit E hereto, shall be deemed a “Purchaser Delay” for purposes of this Agreement.

(b)           Subject to paragraph (c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the

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Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Purchaser (a “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchasers receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

(c)           In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within forty-five (45) days after delivery of a Suspension Notice to Purchasers; provided, however, that Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than forty-five (45) days each and not more than ninety (90) days in the aggregate in any twelve month period.  Notwithstanding the foregoing, if the Company ceases to be eligible to register the Registrable Securities on Form S-3 and resolution of any Suspension requires the Company to file a post-effective amendment on Form S-1, (i) the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within ninety (90) days after delivery of a Suspension Notice to Purchasers, and (ii) the Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on or after the date that the Company ceases to be eligible to register the Registrable Securities on Form S-3 on more than three occasions of not more than sixty (60) days each in any twelve month period.  In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 9.2(c).

(d)           Provided that a Suspension in accordance with paragraphs (b) and (c) of this Section 9.2 is not then in effect a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will

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provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

(e)           In the event of a sale of Registrable Securities by a Purchaser, unless such requirement is waived by the Company in writing, such Purchaser shall deliver to the Company’s transfer agent, with a copy to the Company, of a Seller’s Certificate of Sale substantially in the form attached hereto as Appendix III.

(f)            If (i) a Registration Statement covering all of the Registrable Securities (a) is not filed with the SEC on or prior to the Filing Deadline or (b) has not been declared effective by the SEC on or prior to the Effectiveness Deadline, or (ii) a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period other than during the continuance and for the enumerated time periods of any Suspension in accordance with paragraphs (c) and (d) of this Section 9.2 (any such event, a “Registration Default”), then the Company shall pay each Purchaser liquidated damages in an amount equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser for the Registrable Securities available for sale under the Registration Statement at the time of the Registration Default per calendar month, including a pro rata portion thereof for any partial calendar month, that such Registration Default continues (Liquidated Damages); provided, however, that no Purchaser shall be entitled to Liquidated Damages with respect to any Registrable Securities previously sold or then eligible to be sold within a three (3) month period without compliance with the registration requirements of the Securities Act under Rule 144 of the Securities Act. The Company shall not in any event be required to pay Liquidated Damages for more than one Registration Default at any given time, and upon cure of a Registration Default (by the filing or the declaration of effectiveness of the Registration Statement, as applicable) such Liquidated Damages shall cease to accrue. All accrued Liquidated Damages shall be paid in cash to the Purchasers entitled thereto, in proportion to the aggregate number of Registrable Securities beneficially owned by each such Purchaser. Notwithstanding anything in the foregoing to the contrary, all periods in clauses (i) and (ii) shall be tolled to the extent of any delays caused solely by any Purchaser Delay.

9.3          Expenses of Registration.  Except as specifically provided herein, all expenses incurred by the Company in complying with Section 9 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Sections 12.9 but which shall not exceed, in the aggregate, $10,000), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the “Registration Expenses”) shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

9.4          Delay of Registration; Furnishing Information.  The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the

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registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

9.5          Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 9.

(a)           The Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which (i) occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser or (ii) based upon a claim that a Preliminary Prospectus contained an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement contained in or omission from such Preliminary Prospectus was corrected in the final Prospectus (or the Prospectus as amended or supplemented) unless such failure is the result of noncompliance by the Company of Section 9.1(b) or (d) hereof; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.

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(b)           Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchasers partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser specifically for use in connection with such Registration Statement, prospectus, amendment or supplement; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity under this Section 9.5 exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchasers Registrable Securities pursuant to the Registration Statement.

(c)           Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5.

20.

(d)           If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchasers Registrable Securities pursuant to the Registration Statement.

(e)           The obligations of the Company and the Purchasers under this Section 9.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

9.6          Agreement to Furnish Information.  In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Companys securities pursuant to a registration statement filed under the Securities Act.

9.7          Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involves either (X) all Registrable Securities held by such Purchaser, (Y) not less than twenty-five thousand (25,000) shares of Preferred Stock, or (Z) an affiliate, partner or former partner of such Purchaser, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 9 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act (for purposes of this statement, if the transferee (x) is able to sell all of the Restricted Securities held by such transferee pursuant to Rule 144(k) or (y) holds less than 1% of the Company’s Common Stock following such transfer and has the ability to sell all of such Common Stock under Rule 144

21.

within a three month period, then further disposition will not be deemed to be restricted under the Securities Act).

9.8          Rule 144 Reporting.  With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

9.9          S-3 Eligibility.  The Company will use its commercially reasonable efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable Securities. The Company will use its commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

9.10        Termination of Registration Rights.  Subject to the rights of transferees under Section 9.7 hereof, the Company’s obligations pursuant to this Section 9 shall terminate with respect to each Purchaser severally upon the earlier of (A) the date that such Purchaser has completed the distribution related to such Purchaser’s Registrable Securities, (B) such time that all Registrable Securities then held by such Purchaser can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act, or (C) such time as such Purchaser shall hold less than one percent of the Common Stock then outstanding as set forth under Rule 144(e)(1) under the Securities Act and has the ability to sell all of such Purchaser’s Registrable Securities under Rule 144 within a three month period.  Following a termination of the Companys obligations pursuant to the preceding sentence with respect to a Purchaser, any Securities held by such Purchaser shall not be deemed to be Registrable Securities thereafter, and the obligations of such Purchaser pursuant to this Section 9 shall also terminate.

9.11        Amendment of Registration Rights.  Provisions of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold not less than 75% of the Registrable Securities. Any amendment or

22.

waiver effected in accordance with this Section 9.11 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

9.12        Legends.  Each certificate representing Shares shall (unless such Shares are then eligible for transfer pursuant to Rule 144(k) under the Securities Act or as otherwise permitted under applicable law or the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Nothing in this Section 9.12 or elsewhere in this Agreement shall be deemed to restrict the ability of the holder of any Securities to transfer any such Securities to an affiliate, partner or former partner of such holder in compliance with the Securities Act, nor shall any legal opinion be required in connection therewith.

SECTION 10.               BROKER’S FEE.    The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Units, and shall indemnify each other for any such fees for which they are responsible.

SECTION 11.               NOTICES.   All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by email, confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of email or facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)           if to the Company, to:

Pharsight Corporation

800 West El Camino Real, Suite 200

Mountain View, California 94040

Attention:  General Counsel

Facsimile:  (650) 314-3731

Email:  lwright@pharsight.com

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with a copy so mailed to:

Cooley Godward LLP

Five Palo Alto Square, 4th Floor

Palo Alto, California 94306

Attention:  Brett D. White

Facsimile:  (650) 849-7400

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)           if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12.               MISCELLANEOUS.

12.1        Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least 75% of the Shares (not taking into account any Shares that have been sold and no longer bear the restrictive legend referred to in Section 9.12).

12.2        Agreement to Vote for Issuance of Subsequent Units.  Each Purchaser agrees to vote all shares of voting capital stock the Company, registered in its respective name or for which it is otherwise entitled to vote, in favor of the sale of the Subsequent Units to be issued pursuant to Section 3.3 of this Agreement

12.3        Headings.   The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.4        Severability.   In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.5        Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

12.6        Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.7        Successors and Assigns.   Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

24.

12.8        Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.9        Payment of Fees and Expenses.  Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse the reasonable fees of and expenses of one special counsel for Purchasers, not to exceed $25,000; provided, further, that the Company shall also reimburse the reasonable fees of and expenses of one further special counsel for Purchasers in the preparation of such filings as Purchasers may be required to make as a result of the transactions contemplated hereby pursuant to Sections 13 and 16 of the Exchange Act, not to exceed $7,500 in the aggregate.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.10      Waiver of Conflicts.  Each party to this Agreement acknowledges that Cooley Godward LLP (“Cooley Godward”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Investment”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Investment.  The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent.  Cooley has served as outside general counsel to the Company and has negotiated the terms of the Investment solely on behalf of the Company.  It is the belief of Cooley Godward that these terms and conditions represent an arm’s length transaction between the Company and Purchasers. Purchasers have been represented by independent legal counsel regarding the terms of the Financing.  The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Investment, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward’s representation of the Company in the Investment.

25.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

PHARSIGHT CORPORATION

By:	/s/ Michael Perry
Michael Perry
President and Chief Executive Officer

ALLOY PARTNERS 2000, L.P.

ALLOY VENTURES 2000, L.P.

ALLOY CORPORATE 2000, L.P.

ALLOY INVESTORS 2000, L.P.

By:  Alloy Ventures 2000, LLC, its General Partner

By:	/s/ Tony DiBona
Managing Member

Address:	480 Cowper Street
Second Floor
Palo Alto, California
Attn: Tony Di Bona
Email:	cfo@alloyventures.com
Facsimile:	(650) 687-5010

26.

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as nominee for DLJ First ESC, L.P., EMA 2001 Plan, L.P., CSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc., Docklands 2001 Plan, L.P., and Paradeplatz 2001 Plan, L.P.

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Attorney-in-Fact

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

SPROUT ENTREPRENEURS FUND, L.P.

By:  DLJ Capital Corp., its General Partner

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

27.

SPROUT CAPITAL IX, L.P.

By:  DLJ Capital Corp., its Managing General Partner

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

SPROUT CAPITAL VII, L.P.

By:  DLJ Capital Corp., its Managing General Partner

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

28.

SPROUT CEO FUND, L.P.

By:  DLJ Capital Corp., its Managing General Partner

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

DLJ CAPITAL CORP.

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

DLJ FIRST ESC L.P.

By:  DLJ LBO Plans Management Corporation, its General Partner

By:	/s/ Kathleen D. LaPorte
Name: Kathleen D. La Porte
Its: Managing Director

Address:	Sprout Group
11 Madison Avenue
13th Floor
New York, NY 10010
Email:	kathleen.laporte@sproutgroup.com
Facsimile:	(646) 935-7094

29.

EXHIBIT A

SCHEDULE OF PURCHASERS

Name	No. of Initial Units	No. of Subsequent Units
Alloy Partners 2000, L.P.	8,644	25,113
Alloy Ventures 2000, L.P.	168,644	489,974
Alloy Corporate 2000, L.P.	20,268	58,887
Alloy Investors 2000, L.P.	34,772	101,027
Donaldson, Lufkin & Jenrette Securities Corporation[1]	19,404	13,841
Sprout Entrepreneurs Fund, L.P.	1,519	1,084
Sprout Capital IX, L.P.	385,495	274,959
Sprout Capital VII, L.P.	107,149	76,426
Sprout CEO Fund, L.P.	1,244	888
DLJ Capital Corp.	2,464	1,757
DLJ First ESC L.P.	12,317	8,786
Total	761,920	1,052,742

1As nominee for:  DLJ First ESC, L.P., EMA 2001 Plan, L.P., CSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc., Docklands 2001 Plan, L.P. and Paradeplatz 2001 Plan, L.P.

A-1.

EXHIBIT B

FORM OF WARRANT

*** The form of warrant has been separately filed as Exhibit 10.32 to Pharsight’s Form 10-K for the fiscal year ended March 31, 2002.

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATIONS OF

SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK

*** The form of Certificate of Designations has been separately filed as Exhibit 3.4 to Pharsight’s Form 10-K for the fiscal year ended March 31, 2002.

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EXHIBIT D

FORM OF COOLEY GODWARD OPINION

June 26, 2002

VIA FEDERAL EXPRESS

TO THE PURCHASERS LISTED

ON EXHIBIT A HERETO

Ladies and Gentlemen:

We have acted as counsel for Pharsight Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale pursuant to the terms of the Preferred Stock and Warrant Purchase Agreement dated as of June 25, 2002 (the “Agreement”), by and among the Company and the purchasers named therein (each, a “Purchaser” and collectively, the “Purchasers”), of an aggregate of 1,814,662 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase an aggregate of up to 1,814,662 shares of the Company’s Common Stock (the “Warrants”).  We are rendering this opinion pursuant to Section 8.4 of the Agreement.  Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters.  Where we render an opinion “to the best of our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed:  the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Warrants (collectively, the “Transaction Documents”)), where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed:  that all individuals executing and delivering documents in their

D-1.

individual legal capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Transaction Documents; that the Transaction Documents are obligations binding upon the parties thereto other than the Company; if you or any Purchasers are a corporation or other entity, that such entities have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the Company’s qualification to do business in various states identified in paragraph 1 below, we have relied exclusively on certificates of public officials; we have made no further investigation.

With respect to our opinions in paragraphs 7, 8 and 9, we have assumed:  (a) that with respect to the issuance of the Preferred Shares and the Warrants to be issued as part of the Subsequent Units, that the requisite vote of stockholders will be obtained under the rules of the National Association of Securities Dealers, Inc.; (b) that except with respect to the issuance of the Preferred Shares and the Warrants to be issued as part of the Initial Units, there shall have been no change in law, facts or circumstances from the date of the sale of the Initial Units; (c) that all Preferred Shares, Warrants and other shares referred to in such opinions shall have been issued in compliance with the terms of the Agreement; and (d) that the Preferred Shares will convert or be redeemed within seven years of the date hereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.            The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.  The Company is qualified to do business as a foreign corporation in the following states: Massachusetts, North Carolina, Michigan, New Jersey, Pennsylvania, California and Connecticut.

2.            The Company has full corporate power and corporate authority to execute and deliver the Agreement and perform its obligations thereunder.

3.            The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 9 of the Agreement may be limited by applicable laws

D-2.

and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.            The execution, delivery and performance of the Transaction Documents by the Company and performance by the Company of its obligations thereunder do not conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, do not result in a material breach of or a material default under any of the agreements set forth on Exhibit B hereto, except as have been waived in writing or disclosed on the Schedule of Exceptions to the Agreement, and do not violate or contravene any governmental statute, rule or regulation applicable to the Company or any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware.

5.            The execution, delivery and performance of the Agreement by the Company and performance by the Company of its obligations thereunder do not and will not require the Company to obtain any consent, approval, authorization, license, waiver, qualification, order or permit of, or require the Company to make any filing with or notification to, any governmental authority, domestic or foreign, except (a) for compliance with applicable requirements, if any, of the Securities Act, the Exchange Act, applicable state securities laws and (b) any filings, registrations and qualifications which if not made, would not be expected to have a material adverse effect on the assets, financial condition or operations of the Company.

6.            To our knowledge, there is no action, proceeding or investigation pending before any court or governmental agency, nor has any such action been threatened in writing, against the Company that questions the validity of the Agreement.

7.            The Preferred Shares and the Warrants (collectively, the “Securities”) to be issued at each Closing have been duly authorized by all necessary corporate proceedings on the part of the Company and will be, when issued and delivered against payment therefor in accordance with the terms of the Agreement, validly issued, fully paid and nonassessable.  To our knowledge, the issuance of the Securities, and the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”), and the issuance of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), is not subject to any preemptive or similar rights, or any rights of first refusal, options, warrants, conversion rights, agreements or other rights for the purchase or acquisition from the Company of any authorized but unissued shares of capital stock of the Company.

8.            The Conversion Shares have been duly reserved and, when duly issued in accordance with the terms of the Certificate of Designations, will be, validly issued, fully paid and nonassessable.  The Warrant Shares have been duly reserved, and when duly issued and delivered against payment therefore in accordance with the terms of the respective Warrant, will be validly issued, fully paid and nonassessable.

D-3.

9.            Based in part upon the representations of the Purchasers contained in the Agreement, the offer, sale and issuance of the Securities, the Conversion Shares and the Warrant Shares to be issued in accordance with the Agreement are or will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D and from the qualification requirements of the California Securities Law of 1968, as amended.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent; except that each Purchaser may rely on this opinion as if it were addressed and delivered to such Purchaser on the date hereof.

Very truly yours,

Cooley Godward llp

By:	/s/ Brett D. White
BRETT D. WHITE

D-4.

EXHIBIT A

SCHEDULE OF PURCHASERS

Name

Alloy Partners 2000, L.P.

Alloy Ventures 2000, L.P.

Alloy Corporate 2000, L.P.

Alloy Investors 2000, L.P.

Donaldson, Lufkin & Jenrette Securities Corporation[1]

Sprout Entrepreneurs Funds, L.P.

Sprout Capital IX, L.P.

Sprout Capital VII, L.P.

Sprout CEO Fund, L.P.

DLJ Capital Corp.

DLJ First ESC L.P.

1 As nominee for:  DLJ First ESC, L.P., EMA 2001 Plan, L.P., CSFB 2001 Investors, L.P., Credit Suisse First Boston Private Equity, Inc., Docklands 2001 Plan, L.P. and Paradeplatz 2001 Plan, L.P.

 EXHIBIT B

MATERIAL AGREEMENTS

1.             The agreements filed pursuant to Regulation S-K 601(b)(10) of the Securities Act of 1933, as amended, referred to in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (other than (a) the Loan and Security Agreements to which MMC/GATX Partnership No. 1 is party, and (b) the Loan and Security Agreement, dated as of January 18, 2000, between the Company and Silicon Valley Bank, in each case which we have been informed by the Company that such agreements are no longer operative and therefore no longer material).

2.             Loan and Security Agreement, dated June 13, 2001, by and between Pharsight Corporation and Silicon Valley Bank.

3.             Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement, dated June 13, 2001, by and between Pharsight Corporation and Silicon Valley Bank.

4.             Negative Pledge Agreement, dated June 13, 2001, by and between Pharsight Corporation and Silicon Valley Bank.

EXHIBIT E

FORM OF PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

The selling stockholders may sell the shares of common stock from time to time. When we use the term “selling stockholders” in this prospectus, it includes donees, distributees, pledgees and other transferees (including without limitation pursuant to non-sale related transfers) who are selling shares received after the date of this prospectus from a selling stockholder whose name appears in “Selling Stockholders”. If we are notified by a selling stockholder that a donee, distributee, pledgee or other transferee intends to sell more than 500 shares, we may file a supplement to the prospectus naming the successor-in-interest.  The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders may make these sales on the Nasdaq National Market or otherwise, at prices and terms that are then-prevailing or at prices related to the then-current market price, at fixed prices or in privately negotiated transactions. The selling stockholders may use one or more of the following methods to sell the shares of common stock:

•                                            a block trade in which a selling stockholder’s broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•                                            a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;

•                                            an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange or Nasdaq;

•                                            a pledge to secure debt and other obligations; and

•                                            ordinary brokerage transactions and transactions in which the broker solicits purchasers.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out short positions. The selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. To the extent required, this Prospectus will be amended and supplemented from time to time to describe a specific plan of distribution.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be “underwriters” within the meaning of section 2(a)(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act. Because selling stockholders may be deemed “underwriters” within the meaning of section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities in connection with their offering of the shares, including liabilities arising under the Securities Act.

APPENDIX I

PHARSIGHT CORPORATION

STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

APPENDIX II

PHARSIGHT CORPORATION

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.             Please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.             Please provide the following information, as of [    ], 2002:

(1)	(2)

Number (or Percentage) of shares acquired which are being included in the Registration Statement	Number of shares, if any, which will be owned after completion of sale of Shares included in the Registration Statement

3.     Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company’s 2001 Annual Meeting of Stockholders?

Yes____                No____

If yes, please indicate the nature of any such relationships:

APPENDIX III

SELLER’S CERTIFICATE OF SALE

The undersigned, an officer of, or other person duly authorized by

[fill in official name of

__________________________________________hereby certifies that he/she [said institution] is the purchaser individual or institution]

of the Shares evidenced by the attached stock certificate(s) and as such, sold such Shares on
_____________________ in accordance with registration statement

                [date]

number                                                                                                                                                    and the

                 [fill in the number of or otherwise identify registration statement]

requirement of delivering a current prospectus has been complied with in connection with such sale.

Print or Type:

Name of Seller (Individual or Institution):

Name of Individual representing Seller

(if an Institution):

Title of Individual representing Seller

(if an Institution):

Signature by:

Individual Seller or Individual

representing Seller: